UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

On May 30, 2018, Workhorse Group Inc. (the “Company”) and United Parcel Service, Inc. (“UPS”) entered into an Amended Exhibit A (the “May 2018 UPS Agreement”) to the Vehicle Purchase Agreement dated June 4, 2014 (the “VPA”), which replaced the original Exhibit A to the VPA entered in December 2017 (the “Original Exhibit A”). The Original Exhibit A was non-binding and provided that UPS may purchase up to 1,000 N-GEN all electric package delivery vehicles (“N-GEN”). The May 2018 UPS Agreement is a binding agreement and provided that UPS will purchase 1,000 N-GENs. UPS is initially committed to purchase 50 N-GENs that will be designed and developed with the input from UPS’s automotive engineering team and deployed as a test fleet. The timing of the balance of the 950 N-GENs will be on a timeframe solely determined by UPS, which is entitled to reduce or cancel the order in its sole discretion based on the result of the test fleet.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended Exhibit A dated May 30, 2018 to the Vehicle Purchase Agreement dated June 4, 2014 *

* Portions of this exhibit have been redacted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: May 31, 2018	By:	/s/ Paul Gaitan
	Name:	Paul Gaitan
	Title:	Chief Financial Officer

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